EXHIBIT 3.10
ASHFORD INC.
BYLAWS
Amended and Restated January 15, 2025

ARTICLE I
STOCKHOLDERS
Section 1. Place. All meetings of stockholders shall be held at the principal executive office of Ashford Inc., a Nevada corporation (the “Corporation”), or at such other place or by electronic communication as shall be set by the Corporation’s Board of Directors (the “Board”) in accordance with these Bylaws and stated in the notice of the meeting.
Section 2. Annual Meeting. An annual meeting of stockholders for the election of directors and the transaction of any other proper business shall be held on the date and at the time set by the Board.
Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board or the Chief Executive Officer and may not be called by any other person or persons. Business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice of meeting.
Section 4. Notice. Notice of all meetings of stockholders stating the hour, date and (unless the meeting is to be held solely by electronic communication) place of such annual meetings and, in the case of a special meeting, the purpose or purposes for which the meeting has been called, shall be given by the Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 60 days before the meeting, to each stockholder entitled to vote at such meeting and to each stockholder who, under the Corporation’s Articles of Incorporation, as amended or restated from time to time (the “Articles”), or under these Bylaws, is entitled to such notice, by delivering such notice, by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books, by electronic transmission or by any other means permitted by Nevada law. The notice must also include the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by a form of electronic transmission consented to by the stockholders and directed to the address or number of the stockholder at which the stockholder consented to receive such electronic transmission and such transmission contains or is accompanied by information from which the recipient can determine the date of the transmission. Waiver by a stockholder in writing of notice of a stockholders’ meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

The Board may postpone, reschedule or cancel a meeting of stockholders previously scheduled. The Board must fix a new record date if the meeting is adjourned or postponed to a date more than 60 days later than the meeting date set for the original meeting. If a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date.
Section 5. Quorum. Except as otherwise provided by law, the Articles or these Bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at such meeting shall constitute a quorum. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting or the stockholders so present by a majority of voting power thereof may adjourn the meeting until a quorum shall attend. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 60 days after the original record date, if such meeting date is announced at the meeting at which adjournment is taken. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.
The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Section 6. Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the Articles, these Bylaws, or applicable law. Unless otherwise provided by statute or by the Articles, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power on the matter in question. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
Section 7. Proxies. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary before or at the meeting. No proxy shall be valid more than 6 months after its date of creation unless a longer period is otherwise provided in the proxy. No proxy shall be valid for more than 7 years unless such proxy is coupled with an interest sufficient in law to support an irrevocable power.
Section 8. Action Taken Without A Meeting. Except to the extent, if any, otherwise required in the Articles, any action that may be taken at a meeting of the stockholders may be taken without a meeting if approved by stockholders holding a majority in voting power of the outstanding shares of stock entitled to vote at such meeting, unless a greater proportion of voting power is required for such action at a meeting.

ARTICLE II
DIRECTORS
Section 1. Powers. All of the powers of the Corporation shall be exercised by or under the direction of the Board except as otherwise provided by the Articles or required by law.
Section 2. Number of Directors and Terms. Members of the initial Board shall hold office until the first annual meeting of the stockholders and until their successors shall have been elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor shall be elected and qualified or until his or her earlier resignation or removal. Notwithstanding anything herein to the contrary, any director may be removed from office at any time by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, with or without cause. Subject to any provision with respect thereto in the Articles, the exact number of directors shall be fixed from time to time by the Board.
Section 3. Vacancies. Except as provided in the Articles, including any certificate of designation, any vacancy occurring on the Board may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, subject to removal as aforesaid.
Section 4. Resignation. Any Director may resign at any time by giving notice to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Section 5. Regular Meetings. The regular annual meeting of the Board shall be held, without other notice than this Bylaw, on the same date and (unless the meeting is to be held solely by electronic communication) at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board may be held at such hour, date and place as the Board may by resolution from time to time determine without other notice than such resolution.
Section 6. Special Meetings. Special meetings of the Board may be called by a majority of the members of the Board, the Chairman of the Board, if one is elected, or the Chief Executive Officer. The person calling any such special meeting of the Board may fix the hour, date and (unless the meeting is to be held solely by electronic communication) place thereof.
Section 7. Notice of Meetings. Notice of the hour, date and (unless the meeting is to be held solely by electronic communication) place of all special meetings of the Board shall be given to each director by the Secretary, or in case of the death, absence, incapacity or refusal of such person, by the Chairman of the Board, if one is elected, or the Chief Executive Officer or such other officer designated by the Chairman of the Board, if one is elected, or the Chief Executive Officer. Notice of any special meeting of the Board shall be given to each director in person or by telephone, electronic mail, or by written notice mailed to his or her business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, when read to such Director by telephone, when deposited in the mail so addressed with postage thereon prepaid, or upon transmission of the message by electronic mail. Notice of any meeting of the Board may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting.
A waiver of notice executed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to an effective notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened and does not further participate in the meeting. Except as otherwise required by law, by the Articles or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.
Section 8. Quorum. At any meeting of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.
Section 9. Action at Meeting. At any meeting of the Board at which a quorum is present, a majority of the directors present may take any action on behalf of the Board, unless otherwise required by law, by the Articles or these Bylaws.
Section 10. Action by Consent. Any action required or permitted to be taken by the directors of the Corporation, or by a committee thereof, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all of the directors, or all of the members of such committee, as the case may be, except for such persons as are not required to sign the consent pursuant to applicable law.
Section 11. Manner of Participation. Members of the Board or of any committee designated by the Board pursuant to Section 12 of this Article II may participate in a meeting of the Board or such committee through electronic communications, videoconferencing, teleconferencing or other available technology by means of which the Corporation has implemented reasonable measures to: (a) verify the identity of each person participating through such means as a director or member of the Board or a committee thereof, as the case may be; and (b) provide the directors or committee members a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or committee members, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner.

Section 12. Committees. The Board may designate one or more committees, to consist of one or more of the members of the Board and such other natural persons, if any, as the Board may determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.
Section 13. Compensation of Directors. Directors shall receive compensation for their service as a director as shall be determined by a majority of the members of the Board, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such (collectively, the “Employee Directors”) shall not receive any salary or other compensation for their services as directors of the Corporation; provided, however, that such Employee Directors may be paid their reasonable expenses incurred as a director.

ARTICLE III
OFFICERS
Section 1. Enumeration. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers, including without limitation a General Counsel, a Chief Financial Officer, a Chief Accounting Officer, and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), as the Board may determine.
Section 2. Tenure. Each of the officers of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Section 3. Resignation. Any officer may resign at any time by delivering his or her written resignation to the Corporation addressed to the Chief Executive Officer or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Section 4. Removal. The Board may remove any officer with or without cause at any time.
Section 5. Absence or Disability. In the event of the absence or disability of any officer, the Board may designate another officer to act temporarily in place of such absent or disabled officer.

Section 6. Vacancies. Any vacancy in any office may be filled by the Board and the officer so elected shall hold office until a successor is elected and qualified, subject to removal or resignation.
Section 7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and at all meetings of stockholders. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board may from time to time designate.
Section 8. Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside, when present, at all meetings of the Board. The Chief Executive Officer shall, subject to the direction of the Board, have general supervision and control of the Corporation’s business.
Section 9. President. The President shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.
Section 10. General Counsel, Chief Financial Officer and Chief Accounting Officer. Any General Counsel, Chief Financial Officer or Chief Accounting Officer shall have such powers and shall perform such duties as the Board or the Chief Executive Officer may from time to time designate.
Section 11. Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) shall have such powers and shall perform such duties as the Board or the Chief Executive Officer may from time to time designate.
Section 12. Treasurer. The Chief Financial Officer shall be the Treasurer, unless the Board shall elect another officer to be the Treasurer. The Treasurer shall, subject to the direction of the Board and except as the Board or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. In the absence of a Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the Corporation.
Section 13. Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board (including committees of the Board) in books kept for that purpose. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer.
Section 14. Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board or the Chief Executive Officer.

ARTICLE IV
STOCK
Section 1. Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate of the stock of the Corporation in such form as may from time to time be prescribed by the Board. Such certificate shall be signed by or in the name of the Corporation by the Chairman of the Board or the Vice Chairman of the Board, or the President or a Vice President, and countersigned by the Treasurer or the Secretary. Any and all signatures on the certificate may be a facsimile, including those of any transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.
Section 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.
Section 3. Record Holders. Except as may otherwise be required by law, by the Articles or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of applicable law and these Bylaws.
Section 4. Replacement of Certificates. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate or the issuance of such new certificate.
Section 5. Transfer Agents and Registrars. The Corporation may serve as the transfer agent and registrar of the shares of stock of the Corporation, or the Board may, in its discretion, appoint one or more responsible bank, trust company or other entity as the Board may deem advisable, from time to time, to act as transfer agent and registrar of shares of stock.

ARTICLE V
INDEMNIFICATION
Section 1. Director and Officer Indemnity for Claims Not in Name of Corporation.
(a)The Corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation may not indemnify any such person if it is proven his or her act, or failure to act, constituted a breach of his or her fiduciary duties as a director or officer, and his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him or her liable pursuant to Section 78.138 of the Nevada Revised Statutes (“NRS”).
(b)The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.
Section 2. Director and Officer Indemnity for Claims in Name of Corporation.
(a)Subject to Subsection (b) below, the Corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. The Corporation may not indemnify any such person if it is proven his or her act, or failure to act, constituted a breach of his or her fiduciary duties as a director or officer, and his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him or her liable pursuant to Section 78.138 of the NRS.
(b)Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 3. Indemnification of Directors and Officers of a predecessor of AINC. The Corporation will indemnify, to the maximum extent permitted by the law, such indemnification as described in Section 1 and 2 above, to any current or former director or officer of Ashford Inc., a Maryland corporation (“AINC”), or any individual who, while a director or officer of AINC and at its request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee.
Section 4. Indemnification of Employees and Agents of the Corporation, AINC, or a Predecessor of AINC. With the approval of the Board, the Corporation will indemnify, to the maximum extent permitted by the law, to such extent as it shall deem appropriate under the circumstances, provide such indemnification as described in Section 1 and 2 above, to any current or former employee or agent of the Corporation, AINC, or a predecessor of AINC.
Section 5. Success on Merits. To the extent that a director, officer, employee or agent of the Corporation, AINC, or a predecessor of AINC has been successful on the merits or otherwise in defense of any action suit or proceeding subject to indemnification under Sections 1, 2, 3, and 4 above, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection therewith.
Section 6. Expenses.
(a)Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding must be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V.
(b)Upon the Board’s approval to indemnify an employee or agent in Section 4 above, expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding must be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the employee or agent to repay such amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V.
Section 7. Right of Indemnitee to Bring Suit. If a claim under this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by an indemnitee who is a present or former director to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that such indemnitee has not met the applicable standard of conduct set forth in the NRS. In addition, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee who is a present or former director has not met the applicable standard of conduct set forth in the NRS. Neither the failure of the Corporation (including its Board, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.
Section 8. Other Sources of Indemnity. The indemnification provided by this Article V:
(a)does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding such office; and
(b)shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

ARTICLE VI
MISCELLANEOUS PROVISIONS
Section 1. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year or on such other date as may be fixed by the Board.
Section 2. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without action by the Board may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the Chief Executive Officer, the President, Chief Financial Officer, General Counsel, or the Treasurer or any other officer, employee or agent of the Corporation as the Board may authorize.
Section 3. Voting of Securities. Unless the Board otherwise provides by resolution, the Chairman of the Board, if one is elected, the Chief Executive Officer, the President, Chief Financial Officer, General Counsel, or the Treasurer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 3 of Article VI which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, or the Treasurer.
Section 4. Registered Agent. The Corporation shall have and maintain a registered agent in the State of Nevada upon whom legal process may be served in any action or proceeding against the Corporation.
Section 5. Amendments. These Bylaws may be altered, amended or repealed, and new bylaws adopted, by: (a) the vote of a majority of the entire Board; or (b) the vote of a majority of the voting power of the outstanding capital stock of the Corporation. Notwithstanding the preceding sentence, any repeal or amendment to the indemnification provisions in Article V which is adverse to any director, officer, employee, or agent shall apply to such director, officer, employee, or agent only on a prospective basis, and shall not limit the rights of an indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.
Section 6. Offices. The registered office of the Corporation within the State of Nevada shall be located at such place as the Board may designate. The Corporation may have additional offices, including a principal executive office, at such place or places both within and without the

State of Nevada as the Board may from time to time determine or the business of the Corporation may require.
Section 7. Control Share Acquisitions. Pursuant to Section 78.378(1) of the NRS, the Corporation elects not to be governed by the provisions of Nevada state law applicable to the acquisition of a controlling interest in the stock of the Corporation, as set forth in NRS Sections 78.378 to 78.3793, involving the acquisition of a controlling interest in the stock of the Corporation by: (i) Archie Bennett, Jr.; (ii) Monty J. Bennett; (iii) MJB Investments LP; (iv) any present or future affiliate of Archie Bennett, Jr. or Monty J. Bennett; (v) Ashford Hospitality Trust, Inc.; (vi) Braemar Hotels & Resorts Inc.; or (vii) any other entity that is advised by the Corporation or its controlled affiliates through an advisory agreement.